EXHIBIT F

Letterhead of John K. Keane, Jr., Esq.


                                        September 29, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     RE:  WGL HOLDINGS, INC., ET AL.
          FORM U-1 APPLICATION/DECLARATION
          (FILE NO. 70-9653)

Dear Sirs:

     I refer to the FormU-1 Application/Declaration, as amended (the "Application") under the Public Utility Holding Company Act of 1935 (the "Act"), filed jointly with the Securities and Exchange Commission (the "Commission") by WGL Holdings, Inc. ("WGL Holdings"), its wholly-owned utility subsidiary, Washington Gas Light Company ("Washington Gas") and the non-utility subsidiaries of Washington Gas named in the Application (collectively, the "Applicants"). I have acted as counsel for the Applicants in connection with the Application.

     In the Application, Applicants describe a reorganization (the "Reorganization") pursuant to which WGL Holdings will become a registered holding company under the Act. WGL Holdings will own Washington Gas and will also own the stock of the non-utility subsidiaries currently owned by Washington Gas (the "Non-Utility Subsidiaries"). Washington Gas and the Non-Utility Subsidiaries are collectively referred to herein as the "Subsidiaries."

     Applicants request authorization of the Commission to engage in financing activities following WGL Holdings' registration under the Act. The Reorganization is currently planned to become effective on November 1, 2000.

Approvals requested
-------------------

     As described in the Application, Applicants request the Commission's approval to engage in the following transactions (the "Proposed Transactions"):
(i) issuance and sale by WGL Holdings of common stock, short-term debt, long-term debt and other forms of preferred or equity linked securities; (ii) the issuance of short-term debt securities by Washington Gas; (iii) to the extent not exempt by Rule 52(b), issuance and sale of debt securities by the Non-Utility Subsidiaries; (iii) issuance of guarantees and other forms of credit support by WGL Holdings with respect to its Subsidiaries; (iv) to the extent not exempt by Rules 45(b) and 52, the issuance of guarantees and other forms of


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credit support by Washington Gas and the Non-Utility Subsidiaries; (v) hedging transactions to be entered into by WGL Holdings, and to the extent not exempt pursuant to Rule 52, by the Subsidiaries; (vi) formation of a system money pool (the "Money Pool"), subject to a reservation of jurisdiction pending receipt of approval by the State Corporation Commission of Virginia; (vii) to the extent not exempt by Rule 52, authority for the Subsidiaries to borrow from, contribute funds to the Money Pool and to lend and extend credit to (and acquire promissory notes from) one another through the Money Pool, (viii) under certain circumstances described in the Application, authority to change the terms of any Subsidiary's authorized capital stock capitalization by amounts deemed appropriate by WGL Holdings or other intermediate parent company; (ix) acquisition of the equity securities of one or more financing subsidiaries ("Financing Subsidiaries") by WGL Holdings and the Subsidiaries and related transactions; (x) acquisition by WGL Holdings, directly or indirectly through a Non-Utility Subsidiary, of the equity securities of one or more new subsidiary companies ("Intermediate Subsidiaries') formed exclusively for the purpose of acquiring, holding and/or financing the acquisition of the securities of or other interest in certain exempt companies ("Exempt Companies"), Rule 58 Companies or other non-exempt Non-Utility Subsidiaries and to provide management, administrative, project development and operating services to such entities to the extent not exempt from the Act or otherwise permitted under the Act and Rules thereunder; (xi) consolidation or other reorganization of any part of the WGL Holdings direct or indirect ownership interests in the Non-Utility Subsidiaries, and the activities and functions related to those investments, under one or more Intermediate Subsidiaries; (xii) investment in certain energy consumer financing activities, as described in the Application; (xiii) payment of dividends by current and future Non-Utility Subsidiaries out of capital and unearned surplus, to the extent permitted under corporate law; (xiv) execution of service agreements among WGL Holdings and the Subsidiaries and provision of services by the subsidiaries under those agreements, as described in the Application.

     In connection with the opinion, I have examined original, certified, or conformed copies of all such corporate records, agreements, instruments, and documents and have made such other investigations as I have deemed necessary or appropriate for the purpose of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as conformed copies.

     The opinions expressed below with respect to the Proposed Transactions are subject to the following assumptions and conditions:

     (a) The Proposed Transactions shall have been duly authorized and approved, to the extent required by the governing documents and applicable state laws, by the Board of Directors of WGL Holdings and/or its appropriate Subsidiary.

     (b) The Commission shall have duly entered an appropriate order with respect to the Proposed Transactions as described in the Application granting and permitting the Application to become effective under the Act and the rules


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and regulations thereunder and the Proposed Transactions are consummated in accordance with the Application and said order.

     (c) Any registration statement required to be filed with respect to any WGL Holdings and/or other Subsidiary securities (the "Securities") to be issued shall have become effective pursuant to the Securities Act of 1933, as amended; no stop order shall have been entered with respect thereto; and the issuance of the Securities shall have been consummated in compliance with or pursuant to an exemption under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     (d) The parties shall have obtained all consents, waivers and releases, if any, required for the Proposed Transactions under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

     (e) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above.

     (f) The consummation of the Proposed Transactions shall be conducted under my supervision and all legal matters incident thereto shall be satisfactory to me, including the receipt in satisfactory form of opinions of other counsel qualified to practice in jurisdictions in which I am not admitted to practice, as I may deem appropriate.

     Based on the foregoing, and subject to the assumptions and conditions set forth herein, and having regard to legal considerations which I deem relevant, I am of the opinion that, in the event the Proposed Transactions are consummated in accordance with the Application.

     1. All state laws applicable to the Proposed Transactions will have been complied with; however, I express no opinion as to the need to comply with state blue sky laws;

     2. WGL Holdings and Washington Gas are validly organized and duly existing under the laws of their respective states of incorporation;

     3. Any Securities to be issued in connection with the Proposed Transactions will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the applicable certificates of incorporation which define such rights and privileges;

     4. The various debt instruments and guarantees to be issued as part of the Proposed Transactions will be valid and binding obligations of such company in accordance with the terms of such instruments and guarantees;


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     5.   WGL Holdings and the Subsidiaries will legally acquire, directly or indirectly, the equity securities of any Financing Subsidiary or Intermediate Subsidiary; and

     6. The consummation of the Proposed Transactions will not violate the legal rights of the holders of any securities issued by WGL Holdings, Washington Gas or any other Subsidiary.

     I hereby consent to the use of this opinion in connection with the Application.

                                        Sincerely,


                                        /s/ John K. Keane, Jr.